                                                                    Exhibit 3.1A

                            State of Delaware                             PAGE 1

                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, LLC", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JANUARY, A.D. 1999, AT 1:15 O'CLOCK P.M.

                             [SEAL]         /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2997238 8100                                AUTHENTICATION: 9757746

991202272                                   DATE: 05-20-99

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                                                                         1-26-99

                            CERTIFICATE OF FORMATION
                                       OF
              GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, LLC

      This Certificate of Formation of Greater Dubuque Riverboat Entertainment Company, LLC (the "Company"), dated as of January 26, 1999 is being duly executed and filed by Edward A. Davis, an Authorized Person, to form a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-101 et seq., as amended from time to time (the "Act").

      1. Name. The name of the limited liability company formed hereby is Greater Dubuque Riverboat Entertainment Company, LLC.

      2. Registered Office. The address of the registered office of the Company in the Stare of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                 AUTHORIZED PERSON


                                                 /s/ Edward A. Davis
                                                 ----------------------
                                                 Edward A. Davis